Exhibit 10

                         MIDDLE NETWORK REGION AGREEMENT
                                     (INDIA)


THIS AGREEMENT is made and effective as of the 20th day of December 2005,

BETWEEN:
                           MIDNET (CANADA), INC.
                           a British Columbia corporation with an office at Suite 300 - 1055 West Hastings Street Vancouver, B.C. V6E 2E9

                           ("MIDNET")

AND:
                           THORNTON & ASSOCIATES LTD.
                           a British Columbia corporation
                           with an office at Suite 360 -
                           650 W.41st Ave., North Office Tower
                           Vancouver, B.C.
                           V5Z 2M9

                           ("THORNTON")

WHEREAS:

     A. MidNet provides wholesale private data and enables video telephony networking services (the "MIDNET SERVICES") to it's clients through its private "Middle Network" (the "TMN");

     B. MidNet desires to establish territories globally for the purpose of building distribution channels (the "CHANNELS") for MidNet services;

     C. Thornton provides business development services (the "THORNTON SERVICES") for North American companies desiring to do business in India;

     D. MidNet desires for Thornton to establish the India territory for MidNet Services;

     E.   Thornton desires to establish the India territory for MidNet Services.
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NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties covenant and agree with each other as follows:

1.   DEFINITIONS AND INTERPRETATION

     1.1. DEFINITIONS

          In this agreement unless the context otherwise requires:

          "AGREEMENT" means this agreement;

          "ASSIGNMENT" means the transference of this Agreement by Thornton to a third party acceptable to MidNet;

          "CONFIDENTIAL INFORMATION" means all information which one of the Parties will have access to or come into possession of which is confidential and proprietary to the other Party and which is either declared to be confidential or proprietary in nature and includes, but is not limited to , the terms and pricing for the Products and Services, all information contained on or accessible through the Partner Portal, as defined hereafter, any information disclosed by any third party which the third party is obligated to treat as confidential or proprietary to one of the Parties hereto, trade secrets, know-how, processes, standards, product specifications, marketing plans and techniques, cost and financial pricing figures, all client or customer information (including without limitation their names, financial information, address or telephone number), all systems software applications, all software/systems source and object code, data, documentation, program files, flow charts, and all operational procedures;

          "DEVICE AUTHENTICATIONS" means devices authenticated or to be authenticated by TMN;

          "PARTY" means either Thornton or MidNet as is appropriate in context and "PARTIES" means both or either of Thornton and MidNet as is appropriate in context;

          "XPORT SERVER" means computers designed and provided by MidNet to support Device Authentications and communications services for TMN.

     1.2. HEADINGS

          The division of this Agreement into articles, sections, and/or subsections and the provision of headings for all or any of them are for convenience of reference only and shall not affect the interpretation of this Agreement.

     1.3. USAGE

          In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

          (a) words importing the singular shall include the plural and vice versa; and

          (b) words importing gender shall include masculine, feminine and neuter genders.

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     1.4. GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

2.   RELATIONSHIP OF THE PARTIES

     2.1. NOT A PARTNERSHIP

         This Agreement does not and shall not be construed to create a partnership, joint venture, agency or any other business relationship which would authorize either Party to act on behalf of the other or in the name of the other. Each of the Parties is and will remain completely independent of the other.

3.   RESPONSIBILITIES OF THE PARTIES

     3.1. DELHI REGION COMPANY

          3.1.1. Thornton is to establish the Delhi Region Company;

          3.1.2. Thornton is to allocate 10% of the outstanding and issued shares and one seat on the Board of the Delhi Region Company to MidNet;

          3.1.3. Thornton shall pay to MidNet five million USD ($5,000,000) for the first Delhi Region;

          3.1.4. The Delhi Region Company will form MidNet (India) with MidNet;

          3.1.5. MidNet (India) will form MidNet (Delhi) with the Delhi Region Company.

     3.2. DELHI REGION RESELLER RIGHTS

          3.2.1. The Delhi Region Company has reseller rights for further Regions to be established in Delhi State;

          3.2.2. Each Region, including the Delhi Region, will be sold for four million USD ($4,000,000) for a minimum of one million (1,000,000) Device Authentications and one million USD ($1,000,000) for four hundred (400) xPort servers, for a total of five million USD ($5,000,000);

          3.2.3. Each Region purchaser will receive four hundred (400) xPort servers with one million (1,000,000) pre-purchase Device Authentications upon payment, at twelve thousand five hundred USD ($12,500) and two thousand five hundred (2,500) Device Authentications per xPort server;

          3.2.4. The Delhi Region Company will receive a 10% fee upon final payment from other Region purchasers in Delhi State.

     3.3. DELHI REGION RIGHTS

          3.3.1. Establish a territory of one million (1,000,000) households in Delhi State for a minimum of one million (1,000,000) device authentications;

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          3.3.2. Region divisions within Delhi State are to be established by the Delhi Region Company;

          3.3.3. Franchise divisions with each region are to be established by each Region Company

          3.3.4. Each Region Company may sell 10 Franchises within its Region, as well as ten (10) outlets per Franchisee and one (1) kiosk per building within the Franchisee's territory;

          3.3.5. The Franchise Program will be provided by MidNet and each Region Company will comply with the conditions of the Program.

4.   USE OF NAME

     Neither Party will use the name of the other in any news release, public announcement, advertisement or other form of publicity, without the prior consent of the other Party.

5.   TERM AND TERMINATION

     5.1. TERM OF THE AGREEMENT

          Upon full payment the initial term shall be seven (7) years from the date of signing. Thereafter, this Agreement will renew automatically from year to year unless cancelled in writing by either Party giving the other written notice of such cancellation a minimum of sixty (60) days before the end of the then current term.

     5.2. TERMINATION FOR DEFAULT

          Either Party may terminate this Agreement, effective immediately, if the other commits a material breach of it, commits any material fraudulent act in performing any of its obligations or makes any material misrepresentation to the other or commits an act of malfeasance or misfeasance in the performance of its or his duties or is unable or unwilling to perform its obligations and duties under this Agreement which circumstances will include, but not be limited to:

          (a) if a receiver, trustee in bankruptcy or similar officer is appointed to take charge of any of its assets; or

          (b)  if it files for relief under any applicable bankruptcy laws.

     5.3. TERMINATION FOR NON-PAYMENT

          This Agreement will terminate on March 31, 2006, in the event that:

          (a)  full payment has not been received by MidNet for the region; or

          (b)  an Assignment has not been made to an acceptable third party.

6.   CONFIDENTIALITY

     6.1. CONFIDENTIAL INFORMATION

         Each of the Parties acknowledges that in the course of their relationship pursuant to this Agreement, each (the "RECEIVING PARTY") will have access to or come into possession of Confidential Information

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         of the other Party (the "DISCLOSING PARTY"), and that the disclosure of such Confidential Information to third parties or to the general public would be detrimental to the best interests and business of the Disclosing Party.

     6.2. EXCEPTIONS TO CONFIDENTIAL INFORMATION

          Notwithstanding the definition of Confidential Information and the provisions of section 6.1, "Confidential Information" does not include information or data, which the Receiving Party can prove, is:

          (a)  publicly known at the time of disclosure;

          (b) already known by the Receiving Party at the time it receives the information;

          (c) provided to the Receiving Party by a third party that is not under obligation to keep such information confidential; or

          (d) independently developed by the Receiving Party without use of any Confidential Information of the Disclosing Party.

     6.3. LIMITATIONS ON USE

          The Receiving Party will not, during the term of this Agreement or at any time thereafter:

          (a)  disclose any Confidential Information to any person;

          (b) use or exploit, directly or indirectly, the Confidential Information for any purpose other than the proper purposes of the Disclosing Party; or

          (c) disclose for any purpose, other than those of the Disclosing Party, the private affairs of the Disclosing Party or any other information which the Receiving Party may acquire during the term of the Agreement with respect to the business and affairs of the Disclosing Party, whether acquired in the course of carrying out the Agreement or incidentally.

     6.4. REQUIRED DISCLOSURE

          Notwithstanding the foregoing, the Receiving Party will be entitled to disclose Confidential Information if required by law provided that the Receiving Party will promptly notify the Disclosing Party, consult with the Disclosing Party and cooperate with the Disclosing Party in any attempt to enjoin, to resist or narrow such disclosure or to obtain an order or other assurance that such information will be accorded confidential treatment.

     6.5. SURVIVAL OF CONFIDENTIALITY

          All covenants of confidentiality herein shall survive the Term of this Agreement by three (3) additional years counting from the date of termination of this Agreement.

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7.   MISCELLANEOUS

     7.1. NO WAIVER

          The failure by either Party to enforce or take advantage of any of the provisions of this Agreement shall not constitute nor be construed as a waiver of such provisions or of the right subsequently to enforce or take advantage of each and every such provision.

     7.2. DISPUTES

          The Parties will attempt to settle any claim or controversy relating to this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. If those attempts fail, then a mutually acceptable mediator, chosen by the Parties within forty-five
          (45) days after written notice from one of the parties to the other, demanding mediation, will mediate the dispute. Neither party may unreasonably withhold consent to the selection of a mediator. The Parties will share the costs of the mediation equally and each shall bear its own costs. Any dispute which the parties cannot resolve between themselves through negotiation or mediation within ninety (90) days after the date of the initial demand for mediation may then be submitted to the courts for final resolution. Nothing in this paragraph will prevent either party from resorting to judicial proceedings if:

          (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful; or

          (b) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

     7.3. NOTICES

          Any formal notice between the Parties hereto will be in writing and may be delivered by any method, including email, provided receipt is acknowledge by the receiving party or it may be either personally delivered or sent by facsimile or by registered mail to the appropriate party at the address noted for that party on the first page of this Agreement, or such other address as may be designated by a party in a written notice sent to the other party in accordance with this paragraph. Any notice or other communication sent by registered mail will be effective seven calendar days from the day that it was sent, or if by any other method in accordance with this paragraph, the day following its receipt.

     7.4. ASSIGNMENT

          7.4.1. Thornton may assign this Agreement to a third party acceptable to MidNet

          7.4.2. Thornton shall be paid a 10% fee in the event of an assignment, payable upon receipt of full payment for the Region by the assignee to MidNet

          7.4.3. In the event of an assignment the fee payable to Thornton may be made in the form of cash or MidNet stock at the discretion of MidNet

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8.   GENERAL

     8.1. ENTIRE AGREEMENT

          This Agreement and all documents contemplated by or delivered under or in connection with this Agreement constitute the entire Agreement between the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements, negotiations, discussions, undertakings, representations, warranties and understandings, whether written or oral, express or implied, statutory or otherwise.

     8.2. AMENDMENT

          No amendment, supplement, or restatement or termination of any provision of this Agreement is binding upon the Parties hereto unless it is in writing and signed by an authorized representative of each Party to this Agreement at the time of the amendment, supplement, restatement or termination.

     8.3. SEVERABILITY

          If any provision or any portion of any provision of this Agreement shall be held unlawful or unenforceable, the balance of such provision and all other provisions hereof shall nonetheless in all respects remain binding and effective and shall be construed in full force and effect to the extent lawfully permissible.

     8.4. TIME OF ESSENCE

          Time is of the essence in the performance of the terms and conditions of this Agreement.

     8.5. ENUREMENT

          This Agreement enures to the benefit of and binds the Parties and their respective heirs, executors, administrators, successors and permitted assigns.

     8.6. COUNTERPART SIGNATURE AND FACSIMILE DELIVERY

          This Agreement may be executed in two or more counterparts and may be delivered by facsimile, each of which will be deemed to be an original and all of which will constitute one agreement, effective as of the Effective Date.



              THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives:

THORNTON & ASSOCIATES LTD.                   MIDNET (CANADA), INC.



Per: /s/ Bob Thornton                        Per: /s/ Tilo Kunz
    ---------------------------                  ---------------------------
    Authorized Signatory                         Authorized Signatory


    Bob Thornton                                 Tilo Kunz
    ---------------------------                  ---------------------------

Title: president / CEO                       Title: president / CEO
      -------------------------                    -------------------------

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